Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2010, relating to the consolidated financial statements of Deerfield Capital Corp. and the effectiveness of Deerfield Capital Corp.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Deerfield Capital Corp. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 22, 2011